UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) November 25, 2015

LINDBLAD EXPEDITIONS HOLDINGS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-35898	27-4749725
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

96 Morton Street, 9th Floor, New York, New York	10014
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number including area code: (212) 261-9000

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230 .425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On November 25, 2015, Lindblad Expeditions Holdings, Inc. (the “Company”) appointed Tyler Skarda as the Company’s new Senior Vice President, Marine Operations, effective January 4, 2016.

Mr. Skarda, age 51, has served as a consultant in the leading global management consulting firm, A.T. Kearney, for the past seven years. Prior to A.T. Kearney, Mr. Skarda started his career in the United States Navy and worked in the Office of the Secretary of Defense as a senior maritime industry analyst prior to leaving the service.

In connection with Mr. Skarda’s appointment, the Company entered into an employment agreement with Mr. Skarda (the “Employment Agreement”) for an initial term of three years that automatically renews for additional 12 month periods unless either party provides notice of non-renewal. The Employment Agreement provides: (i) an initial annual base salary of $250,000; (ii) a one-time signing bonus of $140,000 primarily for relocation expenses, provided, however, that if Mr. Skarda’s employment with the Company is terminated for “cause” or due to a resignation during the first year of employment he must repay the full amount of the signing bonus to the Company and if such termination occurs during the second year of employment he must repay 50% of the signing bonus to the Company; (iii) an annual bonus opportunity through an incentive bonus program established by the Company’s compensation committee with bonuses to be targeted at 50% of base salary and a guaranteed minimum bonus of $62,500 for calendar year 2016; and (iv) a grant of stock options to purchase 20,000 shares of the Company’s common stock vesting annually pro rata over a three-year period under the Company’s 2015 Long-Term Incentive Plan. If Mr. Skarda’s employment is terminated without “cause” he will be entitled to an amount equal to his annual base salary payable in equal installments over a twelve month period. To receive these benefits, Mr. Skarda must execute a general release of claims. Mr. Skarda will also be prohibited from competing with the Company or soliciting the Company’s employees, customers or suppliers for a period of two years following his termination of employment.

The foregoing description of the Employment Agreement is qualified in entirety by the full text of the Employment Agreement, a copy of which is attached as Exhibit 10.1 hereto and incorporated by reference herein.

Item 7.01. Regulation FD Disclosure.

On December 2, 2015, the Company issued a press release announcing the appointment described above in Item 5.02. The Company is furnishing a copy of such press release as Exhibit 99.1 hereto, which is incorporated by reference herein.

Item 9.01(d). Financial Statements and Exhibits.

Exhibit 10.1	Employment Agreement by and between Lindblad Expeditions Holdings, Inc. and Tyler Skarda.

Exhibit 99.1	Press Release of Lindblad Expeditions Holdings, Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LINDBLAD EXPEDITIONS HOLDINGS, INC. (registrant)

December 2, 2015	By:	/s/ Sven-Olof Lindblad
Sven-Olof Lindblad; President and CEO

3
3